UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2011

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18655	770218904
(Commission File Number)	(IRS Employer Identification Number)

4149 Commonwealth Drive

Menlo Park, CA, 94025

(Address of principal executive offices including zip code)

(650) 326-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its February 11, 2011 meeting, the Board of Directors (the “Board”) of Exponent, Inc. (the “Company”) adopted amendments to the Bylaws of the Company. The amendments took effect upon adoption by the Board, and the Board directed that the Bylaws be restated to incorporate the amendments (as so amended and restated, the “Amended and Restated Bylaws”).

The material amendments to the Bylaws that were adopted by the Board are as follows:

•

Location of Registered Office; Registered Agent. Section 1.1 was revised to empower the Board to determine the location of the Company’s registered office in Delaware and to appoint the registered agent of the Company in Delaware.

•

Advance Notice Provisions: New Sections 2.1(b)-(h) were added, providing for an advance notice requirement for stockholders’ (i) nominations of directors and (ii) proposals of business to be conducted at annual meetings of the Company. The advance notice provision will be effective as to annual meetings of the Company on or after January 1, 2012.

•	Electronic Communications: Sections 2.3, 2.4, 2.5, 2.7, and 3.10 were amended to explicitly permit electronic communications, including electronic notice and remote conduct of meetings.

•	Conduct of Stockholder Meetings. Section 2.9 was added to provide for rules regarding the organization and conduct of stockholder meetings.

•	Reduction in Number of Authorized Directors: Section 3.2 was amended to provide that no decrease in the number of authorized directors will shorten the term of any director then in office.

•

Elimination of Provisions Related to Cumulative Voting: Sections 3.3 and 3.5 were amended to delete provisions related to cumulative voting, which was previously eliminated by the Company from its certificate of incorporation.

•

Vacancies: Section 3.6 was amended to provide that if, at any time, no directors remain in office, any officer may call a special meeting or apply to the Delaware Court of Chancery for the purpose of electing directors.

•	Emergency Bylaws: New Section 3.14 was added, permitting, in the event of catastrophe or disaster, the imposition of emergency bylaws by less than a regular quorum of the Board.

•

Officers: Various provisions of Article IV were amended to formalize the positions of Chief Executive Officer and Lead Independent Director, clarify the relationships among the officers of the Company, and eliminate a provision (old Section 4.4) requiring the salaries of the Company’s officers to be fixed by the Board.

•

Lead Independent Director: Sections 2.2, 3.10, and 3.16 were amended to indicate that the Lead Independent Director, if any, may call a special meeting of the stockholders, and in the absence of the Chairman of the Board, may conduct Board meetings.

•	Signature Authority: Section 5.1 was amended to clarify the provisions related to signature authority and eliminate a provision regarding delivery of a bond by a signatory officer.

•

Stock Certificates and Stock Transfer Provisions: Section 6.1 and 6.2 were amended to clarify certain procedures and rights of the Company regarding its capital stock, including provisions relating to the issuance and replacement of stock certificates and the transfer and ownership of stock.

•

Indemnification: Section 7.1(d) was amended to clarify that the indemnification rights described in the Bylaws are not exclusive as to actions of indemnified persons both in their official capacities or in another capacity while holding office with the Company; Section 7.1(e) was amended to clarify the Company’s power to purchase insurance for directors, officers, employees, and other agents to protect persons previously in such roles; and Section 7.1(k) was added, providing that no amendment or repeal of any or all provisions of the Bylaws regarding indemnification of directors, officers, employees, or other agents of the Company will affect any rights of such persons existing at the time of such amendment or repeal.

•	Rules of Construction and Definitions: Section 8.2 was added, providing rules of construction and of definition with respect to the Bylaws.

•

Additional Changes: certain other non-substantive changes, including the regularization of usage of certain defined terms, the modernization of gender references, the movement of the waiver of notice provision formerly in Section 8.2 to Section 2.5, and the movement of a provision regarding separate class and series votes from Section 2.6 to Section 2.7(d), were made throughout the Bylaws.

The foregoing summary is qualified in its entirety by reference to the complete text of the Company’s Amended and Restated Bylaws, as adopted and effective on February 11, 2011, a copy of which is filed herewith as Exhibit 3.2 and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amended and Restated Bylaws of the Company, as amended and restated on February 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2011

EXPONENT, INC.

By:	/S/ Richard L. Schlenker
Richard L. Schlenker
Chief Financial Officer

Exhibit Index

Exhibit 3.2	Amended and Restated Bylaws of the Company, as amended and restated on February 11, 2011